UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, Dr. Christopher Mirabelli and Dr. Joseph Loscalzo, members of the Board of Directors (the “Board”) of Cypherpunk Technologies Inc. (the “Company”), each notified the Company of his intent to retire as a member of the Board and not to stand for re-election as a Class III director in connection with the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), and, accordingly, submitted his resignation from the Board and from any and all committees of the Board, effective as of immediately prior to the 2026 Annual Meeting.

Also on April 7, 2026, Dr. Richard Schilsky and Dr. James Cavanaugh, members of the Board, each notified the Company of his intent to retire as a member of the Board, effective as of immediately prior to the time and date of the 2026 Annual Meeting. Accordingly, Dr. Schilsky’s and Dr. Cavanaugh’s terms as Class I directors and as members of certain committees of the Board will end upon each director’s respective retirement immediately prior to the 2026 Annual Meeting.

None of the departures from the Board described herein are due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board thanks Dr. Cavanaugh, Dr. Loscalzo, Dr. Mirabelli and Dr. Schilsky for their years of service and valuable contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: April 10, 2026	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO